Exhibit 107

Calculation of Filing Fee Table

FORM S-8
(Form Type)

ZEEKR Intelligent Technology Holding Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value $0.0002 per share	Rule 457(c) and (h)	112,687,286(3)	$1.61	$181,426,530.46	$0.0001476	$26,778.56

Equity	Ordinary shares, par value $0.0002 per share	Rule 457(c) and (h)	37,312,714(4)	$1.61	$60,073,469.54	$0.0001476	$8,866.84
Total Offering Amounts							$35,645.40
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$35,645.40

(1)	The ordinary shares of ZEEKR Intelligent Technology Holding Limited (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), each representing ten ordinary shares, par value $0.0002 per share. The registrant’s ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (File No. 333-275676).

(2)	Represents the Registrant’s ordinary shares issuable pursuant to awards granted under the 2021 Share Incentive Plan (the “Plan”) of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(3)	Represents outstanding restricted share units previously granted under the Plan as of the date of this registration statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$16.08 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on September 23, 2024.

(4)	Represents ordinary shares to be issued pursuant to the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$16.08 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on September 23, 2024.

1